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                                                                    Exhibit 11


                       FERRO CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                                       12 Months        12 Months
(Dollars in Thousands Except Per Share Data)                           December         December
                                                                          1996             1995
                                                                      -----------      -----------
     PRIMARY:

          Weighted average shares and common stock equivalents         26,550,962       27,782,823

          Net Income                                                      $54,586          $49,254

          Less Preferred Stock Dividend, Net of Tax                        (3,735)          (3,670)
                                                                      -----------      -----------

          Income Available to Common Shareholders                         $50,851          $45,584

PRIMARY EARNINGS PER COMMON SHARE                                           $1.92            $1.64


     FULLY DILUTED:

          Weighted average shares and common stock equivalents         26,550,962       27,782,823

          Adjustments (primarily assumed conversion of
            convertible preferred stock)                                2,393,468        2,427,400
                                                                      -----------      -----------

                                                                       28,944,430       30,210,223

          Net Income                                                      $54,586          $49,254

          Additional ESOP Contribution, Net of Tax                         (1,873)          (2,016)
                                                                      -----------      -----------

          Adjusted Net Income                                             $52,713          $47,238


FULLY DILUTED EARNINGS PER SHARE                                            $1.82            $1.56